                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS


    We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of Response USA, Inc. of our report dated August 22, 1996
(January   , 1998 as to the last paragraph thereof) on the consolidated financial statements of Response USA, Inc. contained in such Registration Statement, and to the reference to use, as appearing under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is a part of such Registration Statement.


                                          FISHBEIN & COMPANY, P.C.


Elkins Park, PA
December 17, 1997